Exhibit 3(i)(b)


Microfile Number               Filed with the Department of State on Jul 03 1995
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Number 2154533                      /s/
       --------                        -----------------------------------------
                                       Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSC8:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is:  MHB Technology, Inc.
                                  ----------------------------------------------

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)  6 Pheasant Run          Newtown         PA         18940            Bucks
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     Number and Street        City         State         Zip             County

(b)  c/o Steven Borack
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     Name of Commercial Registered Office Provider                      County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Business-Stock (15Pa.C.S. Section 1306)
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4.   The date of its incorporation is:  November 9, 1992
                                        ----------------------------------------

5.  (Check, and if appropriate complete, one of the following):

    X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

       The amendment shall be effective on:                at
                                           ---------------    ------------------
                                                Date                Hour

6.  (Check one of the following):

   X The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

      The amendment was adopted by the board of directors pursuant to 15 Pa.C.S.
      Section 1914(c).

7.  (Check, and if appropriate complete, one of the following):

   X The amendment adopted by the corporation, set forth in full, which amended paragraph 3.1 of the original articles is as follows:

      The aggregate number of shares of the Corporation shall have the authority to issue is: (a) Twenty million shares of Common Stock, $0.01 par value per share.

8.  (Check if the amendment restates the Articles):

      The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this _____ day of June, 1995.

                                           MHB TECHNOLOGY, INC.
                                           -------------------------------------
                                                  (Name of Corporation)

                                           BY:  /s/  Allen N. Solento
                                                --------------------------------
                                                      (Signature)

                                           TITLE:  Secretary
                                                   -----------------------------



Jul 03 1995

                                                     06-20-95  01:00 PM P005 #30